UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2008

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed by SCANA Corporation and South Carolina Electric & Gas Company.  Information contained herein relating to any individual company is filed by such company on its own behalf.  Each company makes no representation as to information relating to the other company.

Item 7.01	REGULATION FD DISCLOSURE

The information in this Item 7.01 shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

In connection with the proposed offering described in the press release attached hereto as Exhibit 99.1, SCANA Corporation (the “Company”) intends to use the net proceeds from the sale of the common stock to finance capital expenditures, including the construction of new nuclear units, and for general corporate purposes.  The Company previously indicated its intent to finance capital expenditures for such new nuclear units through a roughly equal combination of debt and equity financing, and expected to conduct an equity offering during the second quarter of 2009.  However, in conjunction with the decision by Standard & Poor’s Corporation to include the Company in the S&P 500 Index after the market close on December 31, 2008, the Company plans to sell its common stock sooner than previously contemplated.

The Company estimates that, solely as a result of conducting this common stock offering now rather than when previously planned, the incremental dilutive impact on 2009 earnings would be approximately one percent thereof, due to the minimal period of additional months outstanding and the more efficient execution of this type of transaction.

In addition, on October 30, 2008, the Company reaffirmed its previously announced earnings guidance for 2008 earnings of $2.90 to $3.05 per share. All of the Company’s earnings guidance estimates assume normal weather in the Company’s electric and natural gas service areas for the remainder of 2008 and exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets, and other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement.

During December 2008, the Company experienced milder than normal weather in its service territories.  Notwithstanding this milder than normal weather and subject to the last sentence of the previous paragraph, the Company believes that its earnings will still be in the previously announced range, though likely in the lower half of the range.

SAFE HARBOR STATEMENT

Statements included in this Form 8-K which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of the Company; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for the Company’s regulated and diversified subsidiaries; (7) the results of short- and long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in the Company’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by the Company’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of the Company’s pension plan assets; (14) inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by the Company or South Carolina Electric & Gas Company with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

Item 8.01	OTHER EVENTS

On December 29, 2008, SCANA Corporation issued the press release attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit 99.1	Press release dated December 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation

South Carolina Electric & Gas Company

(Registrants)

December 29, 2008	By:	/s/ James E. Swan, IV
James E. Swan, IV
Controller

EXHIBIT INDEX

Number

99.1	Press release dated December 29, 2008